UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2006, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved change of control agreements for certain of the Company’s officers, including each of its executive officers. These agreements provide certain benefits if, within a specified period following a change of control of the Company (the “Employment Period”), an officer’s employment is terminated by the Company without cause or the officer terminates his or her employment for good reason. The Employment Period, which varies by officer, is between one and three years. The benefits following termination include:

•	bi-weekly salary continuation through the end of the Employment Period;

•	continued medical, dental and life insurance coverage through the end of the Employment Period;

•	outplacement services consistent with the Company’s outplacement policy, if any, for a person at the officer’s job classification or position;

•	payment of a pro-rata bonus under any applicable cash bonus or incentive program (assuming achievement of 100% of target), to be calculated based on the number of full months of completed service on the date of termination since the last period for which a bonus had been previously paid or is payable during the Employment Period; and

•	acceleration of all unvested options.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: August 29, 2006	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form Change of Control Agreement.